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                                                                   Exhibit 10.13


SR 95-012

                          SPONSORED RESEARCH AGREEMENT

         Agreement, made this 21th day of September, 1995, by and between THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER (hereinafter referred to as "CANCER CENTER"), a component institution of The University of Texas System (hereinafter referred to as "SYSTEM"), located in Houston, Texas, and Introgen Therapeutics (hereinafter referred to as "SPONSOR"), located in Austin, Texas.

                                   WITNESSETH:

         WHEREAS, SPONSOR is the licensee of the Adenovirus Vector Expression Wild-Type p53 which has potential utilization in patient care and treatment; and

         WHEREAS, CANCER CENTER has research facilities and situations which would allow clinical investigation and study of the "Modification of Tumor Suppressor Gene Expression in Head and Neck Squamous Cell Carcinoma (HSCC) with an Adenovirus Vector Expression Wild-Type p53" as described in Exhibit I hereinafter referred to as ("Research"), a copy of which is attached hereto and incorporated herein by reference; and

         WHEREAS, both SPONSOR and CANCER CENTER consider it necessary and desirable and desirable to perform the Research;

         NOW, THEREFORE, the parties agree as follows:

1. Evaluation. SPONSOR agrees to engage the services of CANCER CENTER as an independent contractor to perform the Research. The Research will be under the supervision of Gary L. Clayman, M.D. (Principal Investigator) at CANCER CENTER, with the assistance of appropriate associates and colleagues at CANCER CENTER as may be required.

2. Research. CANCER CENTER agrees as an independent contractor to conduct the Research. Such Research was originally approved by CANCER CENTER in accordance with CANCER CENTER policy and may be subsequently amended only in accordance with CANCER CENTER policy and the written agreement of CANCER CENTER and SPONSOR as provided for in Article 16 herein below.

3. Invention and Patents.

         a. For all purposes herein, "Invention" shall mean any discovery, concept or idea whether or not patentable or copyrightable, which (i) arises out of work performed pursuant to the obligations of this Agreement; (ii) is conceived and reduced to practice during the term of the Agreement as defined in
Article 14 hereinbelow; and (iii) includes but is not limited to processes, methods, software, formulae, techniques, compositions of matter, devices, and improvements thereof and know-how relating thereto. Inventions made solely by the Principal Investigator and/or other CANCER CENTER personnel as identified in
Article 1 hereinabove or agents of CANCER CENTER shall be the sole property of




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CANCER CENTER. Inventions made jointly by employees or agents of CANCER CENTER and SPONSOR shall be jointly owned by CANCER CENTER and SPONSOR.

         b. In the event that an Invention is made, either solely by employees ro agents of CANCER CENTER or jointly by employees or agents of CANCER CENTER and SPONSOR, CANCER CENTER and SPONSOR agree to give notice of such Invention to each other within thirty (30) days of the identification of such Invention. Within thirty (30) days of notice of Invention, CANCER CENTER and SPONSOR will thereupon exert their best reasonable efforts in cooperation with each other to investigate, evaluate and determine to the mutual satisfaction of both parties, the disposition of rights to the Invention, including whether, by whom, and where any patent applications are to be filed.

         c. If, after consultation with SPONSOR, it is agreed by the parties that a patent application should be filed, CANCER CENTER will prepare and file appropriate United States and foreign patent applications on Inventions made under this Agreement, and SPONSOR will pay the cost of preparing, filing and maintenance thereof. If SPONSOR notified CANCER CENTER that it does not intend to pay the costs of an application, or if SPONSOR does not respond or make an effort to agree with CANCER CENTER on the disposition of rights to the INVENTION, THEN cancer center MAY FILE SUCH APPLICATION AT ITS OWN EXPENSE, AND sponsor shall have no rights to such Invention. CANCER CENTER will provide SPONSOR a copy of the application filed for which SPONSOR has paid the cost of filing, as well as copies of any documents received or filed during prosecution thereof. SPONSOR agrees to maintain any such application in confidence until it is published by CANCER CENTER or by the respective patent office.

         d. Under the terms the "Patent and Technology License Agreement between CANCER CENTER and Introgen (Intron) Therapeutics" dated effective July 20, 1994, CANCER CENTER hereby licenses to SPONSOR an exclusive, world-wide, royalty-bearing license to invention (as well as patent applications, patents, and copyrights thereon) for commercial purposes, provided that SPONSOR shall pay all costs and expenses associated with patent and copyright filing, prosecution, issuance, and maintenance. SPONSOR shall have thirty (30) days from written notice of Invention from CANCER CENTER pursuant to Article 3(b) hereinabove, to give written notice to CANCER CENTER to include any invention in the above referenced licensed agreement.

4. Confidentiality. Because CANCER CENTER and SPONSOR will be cooperating with each other in this Research, and because each may reveal to the other in the course of this Research certain confidential information, CANCER CENTER and SPONSOR agree to hold any confidential information which (a) is obtained during the course of this work and (b) is related thereto and (c) is marked as "CONFIDENTIAL" in confidence, and each party will not disclose same to any third party without the express written consent of the other party to this Agreement. This requirement shall remain in force for a period of three (3) years following completion of work under this Agreement. Nothing in this paragraph shall in any way restrict the rights of either CANCER CENTER or SPONSOR to use, disclose or otherwise deal with any information which:

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         a. can be demonstrated to have been in public domain as of the effective date of this Agreement or comes into the public domain through the term of this Agreement through no act of the recipient; or

         b. can be demonstrated to have been known to the recipient prior to the execution of this Agreement; or

         c. can be demonstrated to have been rightfully received by the recipient after disclosure under this Agreement from a third party who did not require the recipient to hold it in confidence or limit its use and who did not acquire it, directly or indirectly, under obligation of confidentiality to the disclosing party; or

         d. shall be required for disclosure to Federal regulatory agencies pursuant to approval for use; or

         e. is independently invented by researchers of the recipient, which in the case of CANCER CENTER includes SYSTEM, who have not had access to the information provided to the recipient hereunder.

Nothing herein is intended to give SPONSOR the right to use for any purpose pre-existing confidential information of CANCER CENTER. Notwithstanding the confidentiality obligations of this Agreement, nothing herein shall prevent CANCER CENTER and any other component of SYSTEM from using any information generated hereunder for ordinary research and educational purposes of a university.

5. Publication Rights. Notwithstanding the provisions of Article 4 of this Agreement, CANCER CENTER may publish scientific papers relating to the collaborative research performed under this Agreement. In the event that CANCER CENTER wishes to publish, CANCER CENTER shall notify SPONSOR of its desire to publish [*] in advance of publication and shall furnish to SPONSOR a written description of the subject matter of the publication in order to permit SPONSOR to review and comment thereon.

6. Publicity. CANCER CENTER acknowledges SPONSOR'S intention to distribute periodically information releases and announcements to the news media regarding the progress of research hereunder. SPONSOR shall not release such materials containing the name of CANCER CENTER or any of its employees without prior written approval by an authorized representative of CANCER CENTER, and said approval shall not be unreasonably withheld. Should CANCER CENTER reject the news release, CANCER CENTER and SPONSOR agree to discuss the reasons for CANCER CENTER's rejection, and every effort shall be made to develop an appropriate informational news release within the bounds of accepted academic practices. SPONSOR reserves the same right in the event that CANCER CENTER desires to distribute a news release concerning the research program. Nothing herein shall be construed as prohibiting CANCER CENTER or SPONSOR from reporting on this study to a governmental agency.

7. Responsibility. The parties each agree to assume individual responsibility for the actions and omissions of their respective employee, agents and assigns in conjunction with this evaluation.

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8. Independent Contractor. SPONSOR will not have the right to direct or control the activities of CANCER CENTER in performing the services provided herein, and CANCER CENTER shall perform services hereunder only as an independent contractor, and nothing herein contained shall be construed to be inconsistent with this relationship or status. Under no circumstances shall CANCER CENTER be considered to be an employee or agent of SPONSOR. This Agreement shall not constitute, create or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.

9. Title to Equipment. CANCER CENTER shall retain title to all equipment purchased and/or fabricated by it with funds provided by SPONSOR under this Agreement.

10. Survivorship. The provisions of Articles 3, 4, 5, 6, and 12 shall survive any expiration or termination of this Agreement.

11. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that SPONSOR may assign this Agreement to any purchaser or transferee of all or substantially all of SPONSOR's business upon prior written notice to CANCER CENTER.

12. Indemnification. CANCER CENTER shall, to the extent authorized under the Constitution and the laws of the State of Texas, hold SPONSOR harmless from liability resulting from the negligent acts or omissions of CANCER CENTER, its agents or employees pertaining to the activities to be carried out pursuant to the obligations of this Agreement; provided, however, that CANCER CENTER shall not hold SPONSOR harmless from claims arising out of the negligence of SPONSOR, its officers, agents or any person or entity not subject to CANCER CENTER's supervision or control.

SPONSOR shall indemnify and hold harmless SYSTEM, CANCER CENTER, their regents, officers, agents and employees from any liability or loss resulting from judgments or claims against them arising out of the activities to be carried out pursuant to the obligations of this Agreement or the use by SPONSOR of the results of the Research, provided, however, that the following is excluded from SPONSOR's obligation to indemnify and hold harmless:

         a. the negligent failure of CANCER CENTER to comply with any applicable governmental requirements; or

         b. the negligence or willful malfeasance by a regent, officer, agent or employee of CANCER CENTER or SYSTEM.

13. Award. SPONSOR agrees to pay CANCER CENTER a fee equal to [ * ]. This fee, as shown [ * ] in Exhibit II, which is attached hereto and is incorporated herein by reference, for information only, shall be paid by Sponsor at such times and in such amounts as mutually agreed upon between Sponsor and Cancer Center, but at a minimum in the following amounts on the following dates:

[ * ]



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14. Basic Term. This Agreement shall become effective as of the date first hereinabove written and unless earlier terminated as hereinafter provided, shall continue in force for a period of Five (5) years after the same.

15. Default and Termination. In the event that the patient enrollment and treatment is completed earlier than estimated, SPONSOR may terminate the agreement provided that all costs and fees as herein agreed have been paid by SPONSOR. In the event that FDA or NIH or other governing regulatory agency requests the clinical study herein contemplated be halted or suspended, then SPONSOR and CANCER CENTER agree to terminate this Agreement

16. Entire Agreement. The parties acknowledge that this Agreement and the attached Exhibits hereto represent the sole and entire Agreement between the parties hereto pertaining to the Research and that such supersedes all prior Agreements, understandings, negotiations and discussions between the parties regarding same, whether oral or written. There are no warranties, representations or other Agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto.

17. Reform of Agreement. If any provision of this Agreement is, becomes or is deemed invalid, illegal or unenforceable in any United States jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable; or if it cannot be so amended without materially altering the intention of the parties, it shall be stricken, and the remainder of this Agreement shall remain in full force and effect.

18. Notices. Any notices, statements, payments, or reports required by this Agreement shall be considered given if sent by United States Certified Mail, postage prepaid and addressed as follows:

         If to CANCER CENTER:

                  Donna S. Gilberg, CPA
                  Manager, Sponsored Programs
                  The University of Texas M.D. Anderson Cancer Center 1515 Holcombe Blvd.
                  Houston, Texas  77030

         If to SPONSOR:

                  David Nance
                  Managing Partner
                  Texas Biomedical Development Partners
                  301 Congress Avenue, Suite 2025
                  Austin, Texas  78701



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19. Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

20. Governing Law. This Agreement shall be governed and interpreted in accordance with the substantive laws of the State of Texas and with applicable laws of the United States of America.






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         IN WITNESS WHEREOF, CANCER CENTER and SPONSOR entered into this
Agreement effective as of the date first hereinabove written and have executed two (2) originals each of which are of equal dignity.

                                 THE UNIVERSITY OF TEXAS
INTROGEN THERAPEUTICS            M.D. ANDERSON CANCER CENTER


By:  /s/ DAVID NANCE             By  /s/ DONNA S. GILBERG
     ---------------------           -----------------------------------------
         David Nance             Donna S. Gilberg, CPA
         Managing Partner        Manager, Sponsored Programs


                                 I have read this agreement and
                                 understand my obligations hereunder:


                                 By:  /s/ GARY L. CLAYMAN
                                      ----------------------------------------
                                          Gary L. Clayman, D.D.S., M.D.
                                          Principal Investigator

                                 By:  /s/ HELMUTH GOEPFERT
                                      ----------------------------------------
                                          Helmuth Goepfert, M.D.
                                          Ad interim Head, Division of Surgery

Payment Mailing Address:

The University of Texas
M.D. Anderson Cancer Center
Attn.:  Manager, Sponsored Programs
P.O. Box 297402
Houston, Texas  77297

Tax ID:  74-6001118-A1



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                                    PROTOCOL

                                      [ * ]


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                                 AMENDMENT NO. 1

                                       TO

                               RESEARCH AGREEMENT

         AMENDMENT, effective this 1st day of October, 1995, between THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER (hereinafter referred to as "CANCER CENTER"), a component of THE UNIVERSITY OF TEXAS SYSTEM (hereinafter referred to as "SYSTEM") located at Houston, Texas, INTROGEN THERAPEUTICS (hereinafter referred to as "SPONSOR"), of the Sponsored Research Agreement made by these parties and dated the 21st day of September, 1995, regarding research on the evaluation and study of the "Modification of Tumor Suppressor Gene Expression in Head and Neck Squamous Cell Carcinoma (HSCC) with an Adenovirus Vector Expression Wild-Type p53".

1. CANCER CENTER and SPONSOR agree that the Confidentiality provision addressed in Paragraph 4(d) of the original Agreement be revised to the following:

         d. Shall be required to be disclosed by law or regulation, including without Stations for disclosure to Federal regulatory agencies pursuant to approval for use; or

2. CANCER CENTER and SPONSOR agree that the Award and payment schedule addressed in Paragraph 13 of the original Agreement be revised to the following:

         AWARD. During the basic term of this Agreement as set forth below and in consideration for CANCER CENTER's performance of the Research, SPONSOR agrees to pay CANCER CENTER a fee equal to [ * ]:

         a.       SPONSOR will pay CANCER CENTER [ * ].

         b.       SPONSOR will pay CANCER CENTER's [ * ].

         [ * ]

         A third party clinical research organization ("CRO") may be engaged to assist in conducting the Research, either at the request of CANCER CENTER or SPONSOR. In that event, [ * ].

3. CANCER CENTER and SPONSOR agree that the Basic Term addressed in Paragraph 14 of the original Agreement be revised to the following:

         BASIC TERM. This Agreement becomes effective as of the date first written above and continues in force through December 31, 1996. Thereafter, this Agreement can be extended for additional annual periods upon the mutual written consent of CANCER CENTER and SPONSOR.
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4. ACCESS TO INFORMATION. All results of and information arising from the
Research shall be made available and accessible to SPONSOR by CANCER CENTER SPONSOR shall have the right to obtain copies or duplicates of such results and information on a timely basis, in either written or electronic form, upon SPONSOR giving CANCER CENTER reasonable notice of SPONSOR's desire to obtain such results and information.

         OTHERWISE, the terms and provisions of the original Agreement entered into on the 21st day of September, 1995 by and between the parties hereto shall remain in full force and effect, provided, however, that in the event of a conflict in the terms and conditions between this Amendment No. 1 and the Sponsored Research Agreement, the terms and conditions of this Amendment shall prevail.

         IN WITNESS WHEREOF, the parties have executed two (2) original counterparts of this Amendment No. 2, each of which are of equal dignity and effective as of the date first hereinabove written.



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         IN WITNESS WHEREOF, the parties have executed two (2) original counterparts of this Amendment No. 2, each of which are of equal dignity and effective as of the date first hereinabove written.

INTROGEN THERAPEUTICS             THE UNIVERSITY OF TEXAS
                                  M.D. ANDERSON CANCER CENTER


By:  /s/ DAVID NANCE              By  /s/ DONNA S. GILBERG
     -----------------                 ----------------------------------------
         David Nance                       Donna S. Gilberg, CPA
         President                         Manager, Sponsored Programs


Date:    /12/28/95                Date:  12/31/95

                                  I have read this agreement and understand my obligations hereunder:


                                  By:  /s/ GARY L. CLAYMAN
                                       ----------------------------------------
                                           Gary L. Clayman, D.D.S., M.D.
                                           Principal Investigator


                                  By:  /s/ HELMUT GOEPFERT
                                       ----------------------------------------
                                           Helmuth Goepfert, M.D.
                                           Ad Interim Head, Division of Surgery

Payment Mailing Address:

The University of Texas
M.D. Anderson Cancer Center
Attn.:  Manager, Sponsored Programs
P.O. Box 297402
Houston, Texas  77297

Tax ID:  74-6001118-A1


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